Exhibit 99.1

SOLID POWER, INC. ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS

-	Financial results and business update call scheduled for 5:00 p.m. ET today

LOUISVILLE, Colo., November 8, 2022 – Solid Power, Inc. (Nasdaq: SLDP), an industry-leading developer of all-solid-state battery cells for electric vehicles, today announced its financial results for the third quarter ended September 30, 2022.

Recent Business Highlights

•	Cell development progressing, with initial deliveries of 20 Ah cells to joint development partners.
•	EV cell pilot line optimization and acceptance testing activities ongoing.
•	Electrolyte production facility targeted to come online in the first quarter of 2023.
•	Year-to-date revenue exceeds high end of full-year outlook.
•	Investments in operations, production equipment and technology development continue on accelerated timeline.

“Third quarter results reflect our team’s continued strong execution against our strategic milestones,” said Doug Campbell, Chief Executive Officer of Solid Power. “We are pleased with the progress we made scaling up to our 20 Ah cells. The performance of these cells drove customers to confirm additional 20 Ah cell orders, which led to a significant increase in production during the third quarter. However, as we began the larger-scale production of these additional 20 Ah cell orders, we experienced lower yields. The lower yields, combined with limited labor resources, required us to devote substantial resources to our 20 Ah cell builds. As a result, initial builds of the EV cells on our EV cell pilot line began later than initially anticipated.”

Campbell continued, “Our team remains committed to meeting our objective of producing and delivering A-sample EV cells in 2022, but due to the time we spent on 20 Ah builds, there is a possibility that entry into A-sample may slip into 2023 instead. We remain intently focused on positioning Solid Power for long-term success and further solidifying our status as an industry-leading developer of next-generation all solid-state battery cells.”

Third Quarter Financial Highlights

Revenue for the third quarter of 2022 was $2.8 million, bringing total year-to-date revenue to $7.6 million. This compares with revenue of $0.6 million and $1.7 million in the third quarter and nine months ended September 30, 2021, respectively.

As anticipated, operating expenses were higher in the third quarter of 2022 compared to the third quarter of 2021, due to planned investments in product development and the scaling of operations. Third quarter 2022 operating loss was $15.6 million and net loss was $12.4 million, or $0.07 per diluted share.

Balance Sheet and Liquidity

Solid Power’s liquidity position remained strong as of September 30, 2022, with total liquidity totaling $507.6 million, as shown below.

($ in thousands)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$97,700	$513,447
Marketable securities	270,839	75,885
Long-term investments	139,034	-
Total liquidity	$507,573	$589,332

Capital expenditures during the third quarter and first nine months of 2022 were $17.0 million and $47.9 million, respectively, representing ongoing investments in the company’s technical development and operational capabilities.

2022 Outlook

Given the timing of development of the EV cell and the targeted commencement of production at the electrolyte production facility, Solid Power now expects total 2022 cash investment to be between $120 - $130 million. Solid Power expects to have total combined cash, cash equivalents, marketable securities and long-term investments of between $460 to $470 million at the end of the year.

Solid Power is focused on delivering on its near-term milestones. Through the date of this release, the following have been completed:

•	Initial deliveries of 2 Ah and 20 Ah silicon cells to automotive partners.
•	Installation of the EV cell pilot line and commencement of EV cell production for internal testing.

Solid Power remains focused on the following key near-term milestones:

•	Bringing the electrolyte production facility on-line in the first quarter of 2023.
•	Producing and delivering silicon-based EV cells to automotive partners.
•	Formally entering the automotive qualification process (A-sample) with our silicon-based EV cell.

Webcast and Conference Call

Solid Power will host a conference call at 3:00 p.m. MT (5:00 p.m. ET) today, November 8, 2022. Participating on the call will be Doug Campbell, Chief Executive Officer, and Kevin Paprzycki, Chief Financial Officer.

Interested investors and other parties can listen to a webcast of the live conference call through Solid Power’s Investor Relations website at ir.solidpowerbattery.com.

The conference call can be accessed live over the phone by dialing +1-877-407-0792 (domestic) or +1-201-689-8263 (international).

A recording of the conference call will be available approximately three hours after the completion of the call at ir.solidpowerbattery.com or by dialing +1-844-512-2921 (domestic) or +1-412-317-6671 (international). The pin number for the replay is 13730469. The replay will be available until 11:59 p.m. ET on November 22, 2022.

About Solid Power, Inc.

Solid Power is an industry-leading developer of all-solid-state rechargeable battery cells for electric vehicles and mobile power markets. Solid Power replaces the flammable liquid electrolyte in a conventional lithium-ion battery with a proprietary sulfide-based solid electrolyte. As a result, Solid Power's all-solid-state battery cells are expected to be safer and more stable across a broad temperature range, provide an increase in energy density compared to the best available rechargeable battery cells, enable less expensive, more energy-dense battery pack designs and be compatible with traditional lithium-ion manufacturing processes. For more information, visit http://www.solidpowerbattery.com/.

Forward Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2022, future financial performance and our strategy, expansion plans, market opportunity, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management and expectations regarding the impact of the COVID-19 pandemic on our business and industry.  These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require, and to do so in advance of the development of competing technologies; (ii) risks relating to the non-exclusive nature of our original equipment manufacturers and joint development agreement relationships; (iii) our ability to negotiate and execute supply agreements with our partners on commercially reasonable terms; (iv) our ability to protect our intellectual property, including in jurisdictions outside of the United States; (v) broad market adoption of electric vehicles and other technologies where we are able to deploy our all-solid-state batteries, if developed successfully; (vi) our success in retaining or recruiting, or changes required in, our officers, key employees, including technicians and engineers, or directors; (vii) changes in applicable laws or regulations; (viii) risks related to technology systems and security breaches; (ix) the possibility that COVID-19 or a future pandemic may adversely affect our results of operations, financial position and cash flows; (x) the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; (xi) risks relating to our status as an early stage company with a history of financial losses, and an expectation to incur significant expenses and continuing losses for the foreseeable future; (xii) rollout of our business plan and the timing of expected business milestones; (xiii) the termination or reduction of government clean energy and electric vehicle incentives; (xiv) delays in the construction and operation of production facilities; and (xv) changes in domestic and foreign business, market, financial, political and legal conditions. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” section of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2021 and other documents filed by Solid Power from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contact Information

For Investors:

Kevin Paprzycki

Chief Financial Officer

1 (800) 799-7380

investors@solidpowerbattery.com

For Media:

Will McKenna

Marketing Communications Director

(720) 598-2877

press@solidpowerbattery.com

Website: www.solidpowerbattery.com

Twitter: https://twitter.com/SolidPowerInc

LinkedIn: https://www.linkedin.com/company/solid-power

Solid Power, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par value and number of shares)

	As of
	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$97,700	$513,447
Marketable securities	270,839	75,885
Contract receivables	3,301	829
Prepaid expenses and other current assets	2,444	4,216
Total current assets	374,284	594,377

Property, plant and equipment, net	74,381	22,082
Right-of-use operating lease asset, net	7,181	-
Right-of-use financing lease asset, net	800	-
Other assets	1,178	602
Long-term investments	139,034	-
Intangible assets, net	921	619

Total assets	$597,779	$617,680

Current liabilities:
Accounts payable	$9,946	$4,326
Current portion of long-term debt	24	120
Deferred revenue	200	500
Accrued and other current liabilities:
Accrued compensation	2,905	1,151
Other accrued liabilities	1,157	2,269
Operating lease liabilities, short-term	691	-
Financing lease liabilities, short-term	231	-
Total current liabilities	15,154	8,366

Long-term debt	2	10
Operating lease liabilities, long-term	7,134	-
Financing lease liabilities, long-term	545	-
Warrant liabilities	21,837	50,020
Other long-term liabilities	-	393
Deferred taxes	156	226

Total liabilities	$44,828	$59,015

Stockholders equity:
Common stock, $0.0001 par value; 2,000,000,000 shares authorized; 175,741,566 and 167,557,988 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	18	17
Additional paid-in capital	575,381	568,183
Accumulated other comprehensive loss	(3,837)	-
Accumulated deficit	(18,611)	(9,535)

Total stockholders' equity	552,951	558,665

Total liabilities and stockholders' equity	$597,779	$617,680

Solid Power, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except number of shares and per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$2,813	$628	$7,591	$1,669

Operating expenses
Direct costs	3,544	709	8,561	1,764
Research and development	9,710	4,400	24,811	10,709
Marketing and sales	864	729	2,615	1,819
General and administrative	4,294	3,271	13,212	6,200
Total operating expenses	18,412	9,109	49,199	20,492

Operating loss	(15,599)	(8,481)	(41,608)	(18,823)

Non-operating income (expense)
Interest income	1,777	18	2,713	27
Interest expense	(12)	(32)	(22)	(374)
Other income (expense)	1,351	(2)	1,587	(3,102)
Change in fair value of warrant liabilities	-	-	28,183	-
Loss from change in fair value of embedded derivative liability	-	-	-	(2,680)
Total non-operating income (expense)	3,116	(16)	32,461	(6,129)

Pretax loss	(12,483)	(8,497)	(9,147)	(24,952)

Income tax benefit	(84)	(47)	(71)	(88)

Net loss	$(12,399)	$(8,450)	$(9,076)	$(24,864)

Net loss per share - basic and diluted	$(0.07)	$(0.08)	$(0.05)	$(0.28)

Weighted average shares outstanding - basic and diluted	175,025,984	102,389,770	173,859,649	87,258,952

Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(9,076)	$(24,864)
Adjustments to reconcile net loss to net cash and cash equivalents from operating activities:
Depreciation and amortization	3,437	1,673
Amortization of right-of-use assets	51	-
Loss on sale of property and equipment	4	4
Stock compensation expense	6,498	975
Deferred taxes	(71)	(88)
Change in fair value of warrant liabilities	(28,183)	-
Amortization of premiums and accretion of discounts on marketable securities	(1,170)	-
Accrued interest on convertible notes payable to be paid in kind	-	263
Loss from change in fair value of embedded derivative liability	-	2,680
Changes in operating assets and liabilities that provided (used) cash and cash equivalents:
Contract receivables	(2,473)	(365)
Prepaid expenses and other assets	2,101	(876)
Accounts payable	(2,215)	1,070
Deferred revenue	(300)	20
Accrued and other liabilities	719	1,530
Operating lease liability	192	(55)
Net cash and cash equivalents used by operating activities	(30,486)	(18,033)

Cash flows from investing activities
Purchases of property and equipment	(47,915)	(6,573)
Purchases of marketable securities and long-term investments	(448,757)	-
Proceeds from sales of marketable securities	111,198	-
Purchases of intangible assets	(308)	(189)
Net cash and cash equivalents used in investing activities	(385,782)	(6,762)

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Solid Power, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Continued, In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from financing activities
Proceeds from debt	-	957
Payments of debt	(104)	(1,883)
Proceeds from issuance of convertible note payable	-	4,875
Proceeds from exercise of common stock options	771	102
Proceeds from exercise of common stock warrants	-	15
Proceeds from issuance of Series B preferred stock	-	135,579
Preferred stock issuance costs	-	(4,511)
Redemption of preferred stock	-	(6,041)
Cash paid for withholding of employee taxes related to stock-based compensation	(58)	-
Payments on finance lease liability	(76)	-
Transaction costs	(12)	-
Net cash and cash equivalents provided by financing activities	521	129,093

Net (decrease) increase in cash and cash equivalents	(415,747)	104,298

Cash and cash equivalents at beginning of period	513,447	4,974

Cash and cash equivalents at end of period	$97,700	$109,272

Supplemental information:
Cash paid for interest	5	112
Accrued capital expenditures	7,818	-